                                                                     EXHIBIT 4.1




                           TRITON PCS HOLDINGS, INC.

                           Form of Warrant Agreement


     THIS WARRANT AGREEMENT (this "Agreement") is dated as of ________________, between Triton PCS Holdings, Inc., a Delaware corporation (the "Company"), and _________________, as Warrant Agent (the "Warrant Agent").

     WHEREAS, the Company proposes to sell warrants (the "Warrants" or, individually a "Warrant") evidenced by warrant certificates (the "Warrant Certificates") representing the right to purchase [title of securities] (the "Warrant Securities"); and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
    Issuance of Warrants and Execution and Delivery of Warrant Certificates

Section 1.1  Issuance of Warrants.  Warrant Certificates evidencing the right to
             --------------------
purchase an aggregate principal amount not exceeding ______ of Warrant Securities may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign the Warrant Certificates and shall deliver such Warrant Certificates to or upon the order of the Company. Each Warrant Certificate shall evidence one or more Warrants, and each Warrant shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Security for the principal amount of [$__________]. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in Section 2.3(c).

Section 1.2  Execution and Delivery of Warrant Certificates.
             ----------------------------------------------

             (a) Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto,
                                                            ---------
     shall be dated the date of its issuance and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement. The Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.
             (b) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.
             (c) In case any officer of the Company who has signed any of the Warrant Certificates either manually or by facsimile signature ceases to be such officer before the Warrant Certificates so signed have been countersigned and delivered by the Warrant Agent, such Warrant Certificates shall be countersigned and delivered with the same effect as if such person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, is a proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.
             (d) The term "Warrant Holder" shall mean any person who is a registered holder of a Warrant Certificate, registered upon the books maintained by the Warrant Agent with respect to the Warrants.

                                   ARTICLE 2
               Warrant Price, Duration and Exercise Of Warrants

Section 2.1  Warrant Price. Each Warrant shall have an exercise price (the
             -------------
"Warrant Price") of [$__________] per share of each underlying Warrant Security.

Section 2.2  Duration of Warrants.  Each Warrant may be exercised in whole at
             --------------------
any time, as specified herein, on or after [_________, ____,] and at or before 5 p.m. New York time on [__________________] (the "Expiration Date"). Each Warrant not exercised at or before 5 p.m. New York time on the Expiration Date shall become void, and all rights of each Warrant Holder under this Agreement shall cease.

Section 2.3  Exercise of Warrants.
             --------------------
             (a) During the period specified in Section 2.2, any whole number of Warrants may be exercised by providing certain information set forth on the reverse side of the respective Warrant Certificate and by paying in full, in lawful money of the United States of America in cash, by certified check or official bank check or by bank wire transfer, in each case, in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at [_______________]; provided that such exercise is subject to receipt by the Warrant Agent, within three business days of such payment, of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The later of the date on which payment in full of the Warrant Price is received by the Warrant Agent or the date of receipt of the Warrant Certificate as aforesaid, shall be deemed to be the date on which such Warrant is exercised (the "Exercise Date"). The Warrant Agent shall deposit all funds received by it with respect to payment of the Warrant Price in an account in the name of the Company maintained with the Warrant Agent and shall notify the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone notice to the Company in writing.
             (b) The Warrant Agent shall, as promptly as practicable after the exercise of any Warrants, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each Warrant Holder with respect to delivery of the Warrant Securities to which such Warrant Holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

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             (c)  As soon as practicable after the exercise of any Warrant, the
     Company shall issue, in authorized denominations to or upon the order of the Warrant Holder of the Warrant Certificate evidencing such Warrant, certificates evidencing the total number of whole shares of the Warrant Securities to which such Warrant Holder is entitled in fully registered form, registered in such name or names as may be directed by such holder. Such certificate or certificates evidencing the Warrant Securities shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Securities as of the close of business on the Exercise Date. No fractional Warrant Securities will be issued upon exercise of any Warrant. For each fractional Warrant Security that would otherwise be issued, the Company will pay by company check in an amount equal to such fraction multiplied by the closing sales price of the Warrant Securities on the principal national securities exchange on which they are listed (or if not so listed, another equivalent means reasonably determined by the Company) on the business day immediately preceding the Exercise Date (the "Closing Price"). If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.
             (d) In addition to the rights of the Warrant Holder set forth herein, during the period specified in Section 2.2, in lieu of paying the exercise price in cash, the Warrant Holder shall have the right, by delivering to the Warrant Agent a Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed and by otherwise complying with the terms of this Agreement, to exercise any Warrant in a cashless exercise for the number of shares of Warrant Securities determined in accordance with the following formula:

                        (M - E)
               N = -----------------  x  W
                           M

where:

          N = the actual number of shares of Warrant Securities to be issued upon such cashless exercise of the applicable Warrant;

          M =   the Closing Price;

          E =   the Warrant Price; and

          W = the number of Warrant Securities with respect to which the Warrant Holder is exercising the applicable Warrant.

             (e) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                   ARTICLE 3
    Other Provisions Relating to Rights of Holders of Warrant Certificates


Section 3.1  No Rights as Warrant Security Holder Conferred by Warrants or
             -------------------------------------------------------------
Warrant Certificates.  No Warrant Certificate or Warrant evidenced thereby shall
--------------------
entitle a Warrant Holder to any of the rights of a holder of Warrant Securities, either at law or equity, and the rights of each Warrant Holder are limited to those rights expressly provided in this Agreement and in the Warrant Certificates.

Section 3.2  Lost, Stolen, Mutilated or Destroyed Warrant Certificates.  Upon
             ---------------------------------------------------------
receipt by the Warrant Agent of evidence reasonably satisfactory to it from a Warrant Holder of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent,

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and, in the case of mutilation, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                                   ARTICLE 4
                 Exchange and Transfer of Warrant Certificates

Section 4.1  Exchange and Transfer of Warrant Certificates.  Warrant
             ---------------------------------------------
Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office [and at __________] books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or at __________] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or registration of transfer.

Section 4.2  Treatment of Holders of Warrant Certificates.  Every holder of a
             --------------------------------------------
Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

Section 4.3  Cancellation Of Warrant Certificates.  Any Warrant Certificate
             ------------------------------------
surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE 5
                                  Adjustments

Section 5.1  Merger.  If at any time there shall be a merger or consolidation of
             ------
the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Warrant Holder shall thereafter be entitled to receive upon

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exercise of rights herein granted, during the period specified herein and upon payment of the aggregate Warrant Price, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the rights granted in this Warrant Agreement would have been entitled in such merger or consolidation if such rights had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Warrant Holder after the merger or consolidation.

Section 5.2  Reclassification, etc.  If the Company at any time shall, by
             ---------------------
subdivision, combination or reclassification of securities or otherwise, change any of the Warrant Securities into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Warrant Securities which were subject to the subdivision, combination, reclassification or other change.

Section 5.3  Split, Subdivision or Combination of Shares.  If the Company at any
             -------------------------------------------
time shall split or subdivide the applicable Warrant Securities, the Warrant Price shall be proportionately decreased and the number of shares issuable pursuant to this Warrant Agreement shall be proportionately increased. If the Company at any time shall combine or reverse split the applicable Warrant Securities, the Warrant Price shall be proportionately increased and the number of shares issuable pursuant to this Warrant Agreement shall be proportionately decreased.

Section 5.4  Stock Dividends. If the Company at any time shall pay a dividend
             ---------------
payable in the applicable Warrant Securities, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of the applicable Warrant Securities outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of the applicable Warrant Securities outstanding immediately after such dividend. The Warrant Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares of the applicable Warrant Securities (calculated to the nearest whole share) obtained by multiplying (i) the Warrant Price in effect immediately prior to such adjustment by (ii) the number of shares of the applicable Warrant Securities issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

                                   ARTICLE 6
                               The Warrant Agent

Section 6.1  Warrant Agent.  The Company hereby appoints __________, as Warrant
             -------------
Agent of the Company in respect of the Warrants and the Warrant Certificates, upon the terms and subject to the conditions herein set forth; and __________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and in the Warrant Certificates and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

Section 6.2  Conditions of Warrant Agent's Obligations.  The Warrant Agent
             -----------------------------------------
hereby accepts and agrees to its obligations set forth herein upon the terms and conditions hereof, including, without limitation, each of the following, by all of which the Company and each Warrant Holder, by acceptance of his respective Warrants, shall be bound:

     (a) The Company agrees to promptly pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including attorneys' fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred, without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

     (b) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the Warrant Holders or beneficial owners of Warrants.
     (c) The Warrant Agent may consult at any time with counsel satisfactory to it and the Warrant Agent shall incur no liability to the Company or any Warrant Holder, in respect of any action taken in good faith reliance on the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.
     (d) The Warrant Agent shall incur no liability for or in respect of any action taken by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.
     (e) The Warrant Agent, and its officers, directors and employees, may become the owners of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Warrant Holders or holders of other obligations of the Company as freely as if it were not the Warrant Agent hereunder.
     (f) The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.
     (g) The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.
     (h) The Warrant Agent shall not be responsible for any of the recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.
     (i) The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
Section 6.2, to make any demand upon the Company.
     (j) The Warrant Agent is hereby authorized to obtain from time to time from the present transfer agent for the Warrant Securities (the "Transfer Agent"), and any successor Transfer Agent, stock certificates required to honor outstanding Warrants. The Company hereby authorizes its present and any successor Transfer Agent to comply with all such requests. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 2.3 hereof, and the Warrant Agent shall not be responsible for any delay or failure by such Transfer Agent in supplying such stock certificates.

Section 6.3  Resignation And Appointment Of Successor.
             ----------------------------------------
     (a) The Company agrees, for the benefit of the Warrant Holders, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 6.3(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.
     (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.
     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.
     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 7
                                 Miscellaneous

Section 7.1  Amendment.  This Agreement may be amended by the parties hereto,
             ---------
without the consent of any Warrant Holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not materially and adversely affect the interests of the Warrant Holders; provided further, that the Company and the Warrant Agent may amend this Agreement in any manner prior to the issuance of any Warrants hereunder. With the consent of the Warrant Holders holding not less than a majority in number of the then outstanding unexercised Warrants affected, the Company and the Warrant Agent may modify or amend any other term of this Agreement; provided, however, that no such modification or amendment may be made without the consent of the Warrant Holders affected thereby if such proposed amendment would (i) shorten the period of time during which the Warrants may be exercised; (ii) otherwise materially and adversely affect the exercise rights of the Warrant Holders; or
(iii) reduce the number of outstanding Warrants.

Section 7.2 Notices and Demands to the Company and Warrant Agent. If the Warrant
            ----------------------------------------------------
Agent shall receive any notice or demand addressed to the Company by the Warrant Holder pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 7.3 Addresses. Any communication from the Company to the Warrant Agent
            ---------
with respect to this Agreement shall be addressed to ____________________, and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Triton PCS Holdings, Inc., 1100 Cassatt Road, Berwyn, Pennsylvania 19312, Attention: David D. Clark (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

Section 7.4 Applicable Law. The validity, interpretation and performance of this
            --------------
Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

Section 7.5 Obtaining of Governmental Approvals. The Company will from time to
            -----------------------------------
time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become required in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

Section 7.6 Persons Having Rights under Warrant Agreement. Nothing in this
            ---------------------------------------------
Agreement shall give to any person other than the Company, the Warrant Agent and the Warrant Holders any right, remedy or claim under or by reason of this Agreement.

Section 7.7 Headings. The descriptive headings of the several Articles and
            --------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 7.8 Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which as so executed shall be deemed to be an original, and which shall together constitute but one and the same instrument.

Section 7.9 Inspection of Agreement. A copy of this Agreement shall be available
            -----------------------
at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by any Warrant Holder. The Warrant Agent may require such Warrant Holder to submit his Warrant Certificates for inspection by it.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereunto, and the same to be attested, all as of the day and year first above written.

                                       TRITON PCS HOLDINGS, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________
Attest:


------------------------------


                                       [NAME OF WARRANT AGENT],
                                       as Warrant Agent

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________
Attest:


------------------------------

                                                                       Exhibit A

                         (FORM OF WARRANT CERTIFICATE)
                         [Face of Warrant Certificate]

      Exercisable Only if Countersigned by the Warrant Agent as Provided Herein.

                           TRITON PCS HOLDINGS, INC.
                             WARRANTS TO PURCHASE
                         [Title of Warrant Securities]

Void After 5:00 P.M. New York Time on ___________

[No.]                                                        __________ Warrants

         This certifies that ________ or his registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time after 5 p.m. New York time on [date], and on or before 5 p.m. New York time on [date], [title of Warrant Securities] (the "Warrant Securities"), of Triton PCS Holdings, Inc. (the "Company") to be issued for the exercise price for each Warrant of [$__________]. The holder may exercise the Warrants evidenced hereby by (i) providing certain information set forth on the back hereof, and (ii) (a) by paying in full, in lawful money of the United States of America in cash or by certified check or official bank check or by bank wire transfer, in each case, in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined), or (b) by a cashless exercise using the formula set forth in Section 2.3(d) of the Warrant Agreement (as hereinafter defined), and (iii) by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successors as warrant agent (the "Warrant Agent"), currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised. The Company will not be required to issue fractional shares of Warrant Securities upon exercise of the Warrants or distribute stock certificates that evidence fractional shares of Warrant Securities. In lieu of fractional Warrant Securities, there shall be paid by the Company to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash payable by company check equal to the closing sales price of the Warrant Securities on the principal national securities exchange on which they are listed (or if not so listed, another equivalent means reasonably determined by the Company) on the business day immediately preceding the exercise date, multiplied by such fraction.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ___________, ____, (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

         Transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

         After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Warrant Securities.

         This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

Dated as of ____________               TRITON PCS HOLDINGS, INC.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Attest:


------------------------------
Countersigned

                                       [-----------------------------------]
                                       As Warrant Agent

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                        [Reverse of Warrant Certificate]
                      Instructions for Exercise of Warrant

         To exercise the Warrants evidenced hereby, the holder must pay in cash or by certified check or official bank check or by bank wire transfer, in immediately available funds, the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] Corporate Trust Department [address of Warrant Agent], Attn: [__________], which payment must specify the name of the holder and the number of Warrants exercised by such holder, or the Warrant Holder may exercise the Warrants by cashless exercise as set forth in Section 2.3(d) of the Warrant Agreement. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

                    To Be Executed Upon Exercise of Warrant

         The undersigned hereby irrevocably [__] [to be checked if applicable] elects to exercise Warrants evidenced by this Warrant Certificate, to purchase ____________ [title of Warrant Securities] (the "Warrant Securities") of Triton PCS Holdings, Inc. and represents that he has tendered payment for such Warrant Securities in cash or by certified check or official bank check or by bank wire transfer, in each case, in immediately available funds, to the order of Triton PCS Holdings, Inc., c/o [name and address of Warrant Agent], in the amount of [$_____________] in accordance with the terms hereof, or [__] [to be checked if applicable] elects to exercise Warrants evidenced by this Warrant Certificate in a cashless exercise for the number of shares of Warrant Securities determined by using the formula set forth in Section 2.3(d) of the Warrant Agreement. The undersigned requests that said Warrant Securities be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below. If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated __________________________
                                             Name_____________________________
                                                  (Please Print)

-------------------------------
Address

-------------------------------
Social Security Number of Holder

-------------------------------
Signature

The Warrants evidenced hereby may be exercised at the following addresses:

By hand at     __________________________________________________
              ---------------------------------------------------

By mail at     __________________________________________________
              ---------------------------------------------------

                                  Assignment

             (Form of Assignment to be Executed if Holder Desires
                    to Transfer Warrants Evidenced Hereby)

         For value received ____________________________ hereby sells, assigns and transfers unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
__________ (Please print name and address, including zip code of assignee, and Social Security Number or other identifying number)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated___________________
                                        ---------------------------------------
                                        Signature

                                        (Signature must conform in all respect
                                        to name of holder as specified on the
                                        face of this Warrant Certificate and
                                        must bear a signature guarantee of a
                                        commercial bank, trust company, or
                                        member broker of [the __________] Stock
                                        Exchange.) Signature Guaranteed:

Signature Guaranteed:

-----------------------